UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2010 (May 18, 2010)

MASSEY ENERGY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7775	95-0740960
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 North 4th Street, Richmond, Virginia 23219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2010, Massey Energy Company (the “Company”) entered into an amendment (the “Amendment”) to the Employment and Change in Control Agreement with Baxter F. Phillips, Jr., effective as of November 1, 2008, as amended (the “Employment Agreement”). The sole purpose of the Amendment is to revise the definition of “Bonus” (as defined in the Employment Agreement) to provide that the same value of equity compensation that is substituted, if any, for long-term cash incentive awards shall be included for purposes of determining the limitation on the amount of severance compensation that Mr. Phillips may receive (i.e., no more than 2.99 times the sum of Base Salary and Bonus) and to ensure that Mr. Phillips’ severance compensation, if any, will not exceed the capped amount. The amendment does not increase the amount of regular severance that Mr. Phillips would receive absent the application of this 2.99 times cap.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 18, 2010, the Board of Directors approved amendments to Article III of the Amended and Restated Bylaws of the Company (as amended and restated, the “Bylaws”) to provide for majority voting in non-contested director elections. The Board of Directors adopted amendments to Article III, Sections 3.03 and 3.06 of the Bylaws to change the vote standard for the election of directors in a non-contested election from a plurality to a majority of the votes cast. Under the adopted majority voting standard, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast.

If a director nominee who is serving as an incumbent director is not elected at an annual meeting, Delaware law provides that the director would continue to serve on the Board of Directors as a “holdover director,” until such director’s respective successor is elected and qualified, or until such director’s earlier resignation or removal. Therefore, in connection with the adoption of the majority voting standard and as described in Section 3.03 of the Bylaws, the Board of Directors has established procedures set forth in the Corporate Governance Guidelines under which in any non-contested election of directors, any incumbent director nominee who receives a greater number of votes cast against his or her election than in favor of his or her election shall tender his or her resignation, and the Board of Directors shall decide, through a process managed by the Committee (as defined in the Corporate Governance Guidelines) whether to accept or reject the resignation, or whether other action should be taken. If a director nominee who was not already serving as a director fails to receive a majority of votes cast at an annual meeting, Delaware law provides that such director nominee is not elected to the Board of Directors and does not serve on the Board of Directors as a “holdover director.”

The foregoing is a summary of the amendments to the Bylaws, the full text of which is set forth in the Bylaws, as amended and restated as of May 18, 2010, attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 18, 2010, the Company’s stockholders voted on the proposals described below at the 2010 Annual Meeting of Stockholders (the “Annual Meeting”), at which there were present at the Annual Meeting, in person or by proxy, the holders of 74,015,089 shares of the Company’s common stock, $0.625 par value per share (the “Common Stock”), representing approximately 85.4% of the total number of shares outstanding as of the record date, such percentage constituting a quorum. In order to be adopted, the ratification of the appointment of Ernst & Young LLP and each of the stockholder proposals required the approval separately of the affirmative vote of the majority of shares represented in person or by proxy at the Annual Meeting and which are entitled to vote. In accordance with the Bylaws and Delaware law and as described in the Proxy Statement for the Annual Meeting, abstentions had the effect of a vote against the ratification of the appointment of Ernst & Young LLP and each of the stockholder proposals, and broker non-votes did not count either in favor of, or against, the ratification of the appointment of Ernst & Young LLP and each of the stockholder proposals. The inspector of election certified the following results with respect to each of the following proposals:

(1)	Election of Directors. The Board of Directors of the Company proposed to elect Richard M. Gabrys, Dan R. Moore and Baxter F. Phillips, Jr. as Class II directors to hold office for three years and until their respective successors are duly qualified and elected. The following director candidates, having received the number of votes following their name, were elected by our stockholders to the Board of Directors: Mr. Gabrys: 37,772,632 “Votes For,” 30,453,413 “Withholds” and 5,789,044 “Broker Non-Votes;” Mr. Moore: 37,588,445 “Votes For,” 30,637,600 “Withholds” and 5,789,044 “Broker Non-Votes;” and Mr. Phillips: 39,461,822 “Votes For,” 28,764,223 “Withholds” and 5,789,044 “Broker Non-Votes.” The following directors had terms of office that did not expire at the Annual Meeting: Don L. Blankenship, Robert H. Foglesong, Bobby R. Inman, James B. Crawford and Stanley C. Suboleski.

(2)	Appointment of Ernst & Young LLP. The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 with 73,226,165 “Votes For,” 637,455 “Votes Against” and 151,413 “Abstentions.” The “Votes For” represented 98.9% of the shares of Common Stock represented at the Annual Meeting, which was more than the affirmative vote of the majority of shares represented in person or by proxy at the Annual Meeting required by the Company’s Bylaws to pass. There were 56 broker non-votes which are not considered votes cast.

(3)	Stockholder proposal regarding a water management report. The stockholder proposal regarding a water management report did not pass, having received 17,899,866 “Votes For,” 34,955,433 “Votes Against” and 15,370,685 “Abstentions.” The “Votes For” represented 26.2% of the shares of Common Stock cast on this proposal at the Annual Meeting, which was less than the affirmative vote of the majority of shares represented in person or by proxy at the Annual Meeting required by the Company’s Bylaws to pass. There were 5,789,105 broker non-votes which are not considered votes cast.

(4)	Stockholder proposal regarding greenhouse gas emissions reduction. The stockholder proposal regarding greenhouse gas emissions reduction did not pass, having received 25,136,228 “Votes For,” 22,200,363 “Votes Against” and 20,889,446 “Abstentions.” The “Votes For” represented 36.8% of the shares of Common Stock cast on this proposal at the Annual Meeting, which was less than the affirmative vote of the majority of shares represented in person or by proxy at the Annual Meeting required by the Company’s Bylaws to pass. There were 5,789,052 broker non-votes which are not considered votes cast.

(5)	Stockholder proposal regarding majority voting. The stockholder proposal regarding majority voting did pass, having received 43,604,479 “Votes For,” 24,484,673 “Votes Against” and 136,831 “Abstentions.” The “Votes For” represented 63.9% of the shares of Common Stock cast on this proposal at the Annual Meeting, which was more than the affirmative vote of the majority of shares represented in person or by proxy at the Annual Meeting required by the Company’s Bylaws to pass. There were 5,789,106 broker non-votes which are not considered votes cast.

(6)	Stockholder proposal regarding declassification of the Board of Directors. The stockholder proposal regarding declassification of the Board of Directors did pass, having received 62,530,957 “Votes For,” 2,304,569 “Votes Against” and 933,236 “Abstentions.” The “Votes For” represented 95.1% of the shares of Common Stock cast on this proposal at the Annual Meeting, which was more than the affirmative vote of the majority of shares represented in person or by proxy at the Annual Meeting required by the Company’s Bylaws to pass. There were 8,246,327 broker non-votes which are not considered votes cast.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws, as amended and restated as of May 18, 2010.

10.1	Amendment to the Employment and Change in Control Agreement with Baxter F. Phillips, Jr., dated May 18, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: May 21, 2010	By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Vice President and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws, as amended and restated as of May 18, 2010.

10.1	Amendment to the Employment and Change in Control Agreement with Baxter F. Phillips, Jr., dated May 18, 2010.